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                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF
                         GETTY PETROLEUM MARKETING INC.
                                       TO
                                 MIKECON CORP.
                      AN INDIRECT WHOLLY OWNED SUBSIDIARY
                                       OF
                                   OAO LUKOIL
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates (the "Certificates") evidencing shares of common stock, $0.01 par value per share (the "Common Stock"), of Getty Petroleum Marketing Inc., a Maryland corporation, are not immediately available, (ii) time will not permit all required documents to reach American Stock Transfer & Trust Company, as depositary (the "Depositary"), prior to the Expiration Date (as defined in the Offer to Purchase (as defined below)) or (iii) the procedure for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, by overnight delivery or mailed to the Depositary. See Section 3 -- "Procedures for Tendering Shares" of the Offer to Purchase.

                        The Depositary for the Offer is:

                    AMERICAN STOCK TRANSFER & TRUST COMPANY

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                     By Mail:                                  By Hand or Overnight Courier:
                  59 Maiden Lane                                      59 Maiden Lane
             New York, New York 10038                            New York, New York 10038
                  (800) 937-5449                                      (800) 937-5449
                  (718) 921-8200                                      (718) 921-8200
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                                 By Facsimile:
                        (For Eligible Institutions Only)
                                 (718) 234-5001

                             Confirm by Telephone:
                                 (800) 937-5449
                                 (718) 921-8200

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.
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Ladies and Gentlemen:

     The undersigned hereby tenders to Mikecon Corp., a Delaware corporation and a wholly owned subsidiary of Lukoil Americas Corporation, a Delaware corporation, upon terms and subject to the conditions set forth in the Offer to Purchase, dated November 9, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal, receipt of each of which is hereby acknowledged, the number of shares specified below pursuant to the guaranteed delivery procedures described in Section 3 -- "Procedures for Tendering Shares" of the Offer to Purchase.

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Number of shares:                                      Name(s) of Record Holder(s):
---------------------------------------------------    ---------------------------------------------------
Certificate Nos. (if available):                       Please Print
If shares of Common Stock will be delivered by         Address:
book-entry Transfer, provide the following             ---------------------------------------------------
information:                                           ---------------------------------------------------
Account Number: -------------------------------        Zip Code
                                                       Area code and Tel. No.: -------------------------
Dated: ---------------- , 2000                         Signature(s): ------------------------------------
                                                       --------------------------------------------------
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

                                   GUARANTEE

                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or by any other bank, broker, dealer, credit union, savings association or other entity which is an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an "Eligible Institution"), guarantees the delivery to the Depositary of the shares of Common Stock tendered hereby, in proper form of transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, any other required documents within three New York Stock Exchange trading days of the date hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must delivery the Letter of Transmittal and certificates representing shares of Common Stock to the Depositary within the time period set forth herein. Failure to do so could result in financial loss to such Eligible Institution.

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---------------------------------------------------    ---------------------------------------------------
Name of Firm                                           Authorized Signature
---------------------------------------------------    ---------------------------------------------------
Address                                                Title
---------------------------------------------------    Name ---------------------------------------------
Zip Code                                               Please Type or Print
Area Code and Tel. No.: ------------------------       Dated: ----------------, 2000
DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY.
SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.
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